(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	January 23, 2019
(630) 906-5484

Old Second Reports Fourth Quarter 2018 Net Income of $8.6 million

AURORA, IL, January 23, 2019 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the fourth quarter of 2018.  The Company’s net income was $8.6 million, or $0.28 per diluted share, for the fourth quarter of 2018, compared to net income of $9.6 million, or $0.32 per diluted share, in the third quarter of 2018, and net loss of $2.5 million, or $0.08 per diluted share, for the fourth quarter of 2017.

Operating Results

•

Fourth quarter 2018 net income was $8.6 million, reflecting a decrease in earnings of $1.0 million from the third quarter of 2018, and an increase in earnings of $11.1 million from the fourth quarter of 2017.   Fourth quarter 2018 financial results were negatively impacted by $683,000 pretax of mortgage servicing rights valuation adjustment related solely to movements in interest rates, as well as $119,000 pretax of merger related expenses.

•

Adjusted net income, a non-GAAP financial measure, was $8.7 million, or $0.29 per diluted share, compared to net income of $9.6 million, or $0.32 per diluted share, for the third quarter of 2018, and net income of $7.0 million, or $0.23 per diluted share, for the fourth quarter of 2017.

o

Fourth quarter 2017 adjusted net income excluded a $9.5 million tax expense stemming from the late December 2017 enactment of the “Tax Cuts and Jobs Act,”  which lowered the Federal corporate income tax rate and caused the company to record a valuation allowance with respect to its deferred tax asset.

See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

•

Net interest and dividend income was $24.3 million for the fourth quarter of 2018, an increase of $600,000, or 2.5%, from the $23.7 million recorded for the third quarter of 2018, and an increase of $5.0 million, or 25.6%, over the fourth quarter of 2017.  Net interest income in the fourth quarter of 2018 was favorably impacted by the rising interest rate environment, as well as $662,000 of purchase accounting accretion, compared to $722,000 of purchase accounting accretion in the third quarter of 2018, and $213,000 in the fourth quarter of 2017.   Purchase accounting accretion income realized prior to the second quarter of 2018 was due to the Company’s purchase of the Chicago branch of Talmer Bank and Trust in late 2016.  Beginning in the second quarter of 2018, purchase accounting accretion income also included the impact of the ABC Bank purchase on April 20, 2018.

•

Noninterest income was $6.5 million for the fourth quarter of 2018, compared to $7.8 million for the third quarter of 2018 and $8.2 million for the fourth quarter of 2017.  The decrease in noninterest income in the fourth quarter of 2018 compared to the third quarter of 2018 was driven primarily by reductions in total residential mortgage banking revenue of $1.3 million. The decrease in noninterest income for the fourth quarter of 2018 compared to the fourth quarter of 2017 was driven primarily by reductions in total residential mortgage banking revenue of $1.4 million, as well as a $639,000 reduction in security gains, net. These reductions were partially offset by increases in service charges on deposits of $279,000 and other income of $332,000 in the fourth quarter of 2018 over the fourth quarter of 2017.

•

Noninterest expense was $18.8 million for the fourth quarter of 2018, reflecting  an increase of $66,000, or 0.4%, compared to the third quarter of 2018, and an increase of $2.6 million, or 16.0%, from the fourth quarter of 2017.  The increase in noninterest expense in the fourth quarter of 2018 compared to the fourth quarter of 2017 was primarily attributable to the acquisition of ABC Bank, which increased salaries and employee benefits expense, occupancy, furniture and equipment expenses, computer and data processing expense, and amortization of core deposit intangibles.

•	On January 15, 2019 the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on February 4, 2019, to stockholders of record as of January 25, 2019.

Capital Ratios

		December 31,	September 30,	December 31,
	Well-Capitalized [1]	2018	2018	2017
The Company
Common equity tier 1 capital ratio	N/A	9.29%	9.12%	9.25%
Total risk-based capital ratio	N/A	12.63%	12.57%	12.93%
Tier 1 risk-based capital ratio	N/A	11.78%	11.67%	12.03%
Tier 1 leverage ratio	N/A	10.11%	9.72%	10.08%

The Bank
Common equity tier 1 capital ratio	6.50%	13.29%	13.26%	12.88%
Total risk-based capital ratio	10.00%	14.14%	14.16%	13.78%
Tier 1 risk-based capital ratio	8.00%	13.29%	13.26%	12.88%
Tier 1 leverage ratio	5.00%	11.40%	11.05%	10.79%

1 Represents ratios required to be considered well capitalized under prompt corrective action provisions. The prompt corrective action provisions are only applicable at the bank level.

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $16.3 million at December 31, 2018, compared to $11.8 million at September 30, 2018, and $15.6 million at December 31, 2017.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.9% at December 31, 2018, 0.6% at  September 30, 2018, and 1.0% at December 31, 2017.  Purchase credit impaired (“PCI”) loans from the Company’s acquisition of ABC Bank totaled $11.0 million, net of purchase accounting adjustments, at December 31, 2018.

•

OREO assets totaled $7.2 million at December 31, 2018, compared to $7.0 million at September 30, 2018, and $8.4 million at December 31, 2017. Valuation writedowns totaled $96,000 for the fourth quarter of 2018, compared to $119,000 for the third quarter of 2018 and $78,000 for the fourth quarter of 2017. Nonperforming assets as a percent of total loans plus OREO, was 1.2% at December 31, 2018, 1.0%  at September 30, 2018, and 1.5% at December 31, 2017.

•

Total loans were $1.90 billion at December 31, 2018, reflecting an increase of $279.4 million compared to December 31, 2017, primarily due to the Company’s acquisition of ABC Bank, which included $227.6 million of loans recorded, net of purchase accounting adjustments.  Average loans (including loans held-for-sale) for the fourth quarter of 2018 were $1.86 billion, reflecting an increase of $15.3 million from quarterly average loans for the third quarter of 2018, and an increase of $258.2 million from quarterly average loans for the fourth quarter of 2017.

•

Available-for-sale securities totaled $541.2 million at December 31, 2018, compared to $542.3 million at September 30, 2018, and $541.4 million at December 31, 2017.  No security gains or losses were recorded in the fourth quarter of 2018, compared to pretax net security gains of $13,000 in the third quarter of 2018 and pretax net security gains of $639,000 in the fourth quarter of 2017.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest earning deposits with financial institutions	$19,142	$104	2.16	$17,975	$84	1.85	$13,147	$43	1.28
Securities:
Taxable	269,236	2,524	3.72	268,015	2,491	3.69	281,096	2,208	3.14
Non-taxable (TE)	269,646	2,661	3.92	274,282	2,612	3.78	243,813	2,694	4.42
Total securities	538,882	5,185	3.82	542,297	5,103	3.73	524,909	4,902	3.74
Dividends from FHLBC and FRBC	10,758	131	4.83	8,905	121	5.39	8,842	99	4.48
Loans and loans held-for-sale [1,2]	1,857,900	24,182	5.16	1,842,561	23,421	5.04	1,599,672	18,585	4.55
Total interest earning assets	2,426,682	29,602	4.84	2,411,738	28,729	4.73	2,146,570	23,629	4.33
Cash and due from banks	34,915	-	-	34,608	-	-	30,972	-	-
Allowance for loan and lease losses	(19,247)	-	-	(19,696)	-	-	(17,002)	-	-
Other noninterest bearing assets	187,355	-	-	191,296	-	-	181,484	-	-
Total assets	$2,629,705			$2,617,946			$2,342,024

Liabilities and Stockholders' Equity
NOW accounts	$429,042	$263	0.24	$444,790	$301	0.27	$420,073	$108	0.10
Money market accounts	315,857	292	0.37	319,492	250	0.31	277,883	95	0.14
Savings accounts	300,845	115	0.15	300,519	91	0.12	260,852	52	0.08
Time deposits	461,677	1,643	1.41	467,933	1,568	1.33	383,011	1,146	1.19
Interest bearing deposits	1,507,421	2,313	0.61	1,532,734	2,210	0.57	1,341,819	1,401	0.41
Securities sold under repurchase agreements	44,628	138	1.23	46,850	140	1.19	27,664	7	0.10
Other short-term borrowings	83,588	512	2.43	55,119	311	2.24	84,728	269	1.24
Junior subordinated debentures	57,681	933	6.42	57,669	930	6.40	57,633	929	6.45
Senior notes	44,146	672	6.04	44,121	672	6.04	44,046	672	6.10
Notes payable and other borrowings	17,987	130	2.87	20,768	173	3.30	-	-	-
Total interest bearing liabilities	1,755,451	4,698	1.06	1,757,261	4,436	1.00	1,555,890	3,278	0.84
Noninterest bearing deposits	634,611	-	-	625,982	-	-	556,010	-	-
Other liabilities	17,108	-	-	20,142	-	-	26,037	-	-
Stockholders' equity	222,535	-	-	214,561	-	-	204,087	-	-
Total liabilities and stockholders' equity	$2,629,705			$2,617,946			$2,342,024
Net interest income (TE) [2]		$24,904			$24,293			$20,351
Net interest margin (TE) [2]			4.07			4.00			3.76
Interest bearing liabilities to earning assets	72.34%			72.86%			72.48%

1 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 15, and includes fees of $508,000 for the fourth quarter of 2018,  $197,000 for the third quarter of 2018, and $636,000 for the fourth quarter of 2017. Nonaccrual loans are included in the above stated average balances.

2 Tax equivalent basis is calculated using a marginal tax rate of 21% in 2018 and 35% in 2017. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $24.9 million for the quarter ended December 31, 2018, which reflects an increase of $611,000 compared to the third quarter of 2018, and an increase of $4.6 million compared to the fourth quarter of 2017.  The tax equivalent adjustment for the fourth quarter of 2018 was $564,000, compared to $553,000 for the third quarter of 2018, and $965,000 for the fourth quarter of 2017.  The decline in the tax equivalent adjustment in the third and fourth quarter of 2018, compared to the fourth quarter of 2017, reflects the reduction of the federal tax rate in 2018 due to the “Tax Cuts and Jobs Act” that became effective on January 1, 2018, and lowered the Federal corporate income tax rate to 21%.  Growth in interest earning assets in the third and fourth quarters of 2018 was primarily due to the Company’s acquisition of ABC Bank in April 2018, which resulted in the addition of $227.6 million of loans recorded, net of purchase accounting adjustments.  Quarterly average earning assets increased $14.9 million from $2.41 billion for the quarter ended September 30, 2018, to $2.43 billion for the quarter ended December 31, 2018, while the yield on average earning assets increased 11 basis points over the same period.  Average loan growth, including loans held-for-sale, was $15.3 million for the quarter ended December 31, 2018, compared to the quarter ended September 30, 2018, while the year over year growth in fourth quarter average loans, including loans held-for-sale, was $258.2 million.    In addition to the ABC Bank acquisition in the second quarter of 2018, the year over year growth was also due to organic loan growth over the last twelve months, driven by commercial loan portfolio originations, as well as two home equity loan (“HELOC”) portfolio purchases, which included $20.9 million and $20.7 million of HELOCs purchased in the first and fourth quarters of 2018, respectively.

Tax equivalent securities income increased $82,000 in the fourth quarter of 2018 compared to the third quarter of 2018, and increased by $283,000 in the fourth quarter of 2018 compared to the fourth quarter of 2017, in spite of the reduction in the federal income tax rates.  The Company’s securities portfolio has been repositioned in the last year into higher yielding tax exempt securities, while lower yielding securities were sold or called.  The securities portfolio acquired with the Company’s acquisition of ABC Bank was immediately liquidated as the holdings were not consistent with the Company’s investment strategies. This liquidation resulted in cash inflows of approximately $72.1 million.  The rising interest rate environment drove a three basis point increase for taxable securities income in the fourth quarter of 2018, compared to the third quarter of 2018, and a 58 basis point increase from the fourth quarter of 2017.

 The cost of interest bearing liabilities for the fourth quarter of 2018 increased by six basis points from the third quarter of 2018, and increased by 22 basis points from the fourth quarter of 2017.  Average interest bearing liabilities declined $1.8 million in the fourth quarter of 2018 compared to the third quarter of 2018 primarily driven by a decrease in interest bearing deposit balances, primarily related to NOW accounts.  Due to the decline in funding available from deposits, average short-term borrowings increased $28.5 million in the fourth quarter of 2018 compared to the third quarter of 2018.  Total average interest bearing liabilities increased $199.6 million in the fourth quarter of 2018 compared to the fourth quarter of 2017 due to the ABC Bank acquisition, which resulted in the addition of $248.5 million of deposits and $40.0 million of borrowings, net of purchase accounting adjustments.    Continued growth in average demand deposits in the year over year period of $78.6 million has assisted the Company in controlling the cost of funds stemming from average interest bearing deposits, which totaled 0.61% for the fourth quarter of 2018.   In addition to the ABC acquisition, the increase in the overall cost of funds is also due to the rising rate environment.

For the quarter ended December 31, 2018, average other short-term borrowings, which are primarily FHLBC advances, increased to $83.6 million compared to $55.1 million for the quarter ended September 30, 2018, and decreased by $1.4 million compared to the quarter ended December 31, 2017.  Average rates paid on short-term FHLBC advances have increased from 1.24% in the fourth quarter of 2017 to 2.43% for the fourth quarter of 2018, reflecting the rising interest rate environment.  The junior subordinated debt issuances and senior debt issuance reflected no material change in rates or volumes over the three quarters presented.  Finally, average notes payable and other borrowings included $18.0 million and $20.8 million of long-term FHLBC advances acquired in the Company’s purchase of ABC Bank for the fourth and third quarters of 2018, respectively.

The net interest margin (TE) increased seven basis points to 4.07% for the fourth quarter of 2018 compared to 4.00% for the third quarter of 2018 due primarily to the rising interest rate environment, which impacted income from average earning assets more significantly than expenses related to average interest bearing liabilities, as well as growth in interest earning assets.    The net interest margin (TE) in the fourth quarter of 2018 was 31 basis points higher than the fourth quarter of 2017, due primarily to increases in total interest earning assets and purchase accounting accretion stemming from the Company’s acquisition of ABC Bank, as well as the rising interest rate environment, which impacted income from average earning assets more significantly than expenses on average interest bearing liabilities.

Noninterest Income

				4th Quarter 2018
Noninterest Income	Three Months Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Trust income	$1,633	$1,644	$1,639	(0.7)	(0.4)
Service charges on deposits	2,044	1,923	1,765	6.3	15.8
Residential mortgage banking revenue
Secondary mortgage fees	140	199	182	(29.6)	(23.1)
Mortgage servicing rights mark to market (loss)	(923)	(11)	(46)	N/M	N/M
Mortgage servicing income	389	471	448	(17.4)	(13.2)
Net gain on sales of mortgage loans	669	965	1,088	(30.7)	(38.5)
Total residential mortgage banking revenue	275	1,624	1,672	(83.1)	(83.6)
Securities gain, net	-	13	639	(100.0)	(100.0)
Increase in cash surrender value of BOLI	38	347	361	(89.0)	(89.5)
Debit card interchange income	1,141	1,135	1,069	0.5	6.7
Other income	1,371	1,128	1,039	21.5	32.0
Total noninterest income	$6,502	$7,814	$8,184	(16.8)	(20.6)

The decrease in noninterest income in the fourth quarter of 2018 compared to the third quarter of 2018 was driven primarily by a $1.3 million reduction in total residential mortgage banking revenue stemming from rising interest rates and the resultant decline of the valuation of mortgage servicing rights. In addition, the fourth quarter of 2018 included a market driven valuation decline of the cash surrender value of BOLI of $309,000 compared to the third quarter of 2018.  An increase in service charges on deposits of $121,000 partially offset the noted reductions for the linked quarter comparison. The decrease in noninterest income year over year was primarily driven by a $1.4 million reduction in total resident mortgage banking revenue stemming from rising interest rates and the resultant decline of the valuation of mortgage servicing rights.  In addition, the fourth quarter of 2018 included a market driven valuation decline of the cash surrender value of BOLI of $323,000 compared to same period in 2017, and a decrease of 639,000 in securities gain, net.  Increases in service charges on deposits of $279,000, debit card interchange income of $72,000 and other income of $332,000 partially offset the noted reductions for the year over year comparison.  The increase in other income for the fourth quarter of 2018 was primarily attributable to commercial swap fee income which increased $152,000 over the fourth quarter of 2017.

Noninterest Expense

				4th Quarter 2018
Noninterest Expense	Three Months Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Salaries	$8,484	$8,509	$7,363	(0.3)	15.2
Officers incentive	784	820	204	(4.4)	284.3
Benefits and other	1,167	1,836	1,346	(36.4)	(13.3)
Total salaries and employee benefits	10,435	11,165	8,913	(6.5)	17.1
Occupancy, furniture and equipment expense	1,922	1,782	1,441	7.9	33.4
Computer and data processing	1,413	1,247	1,104	13.3	28.0
FDIC insurance	170	162	146	4.9	16.4
General bank insurance	259	230	251	12.6	3.2
Amortization of core deposit intangible asset	133	136	22	(2.2)	504.5
Advertising expense	242	492	412	(50.8)	(41.3)
Debit card interchange expense	38	320	296	(88.1)	(87.2)
Legal fees	147	243	200	(39.5)	(26.5)
Other real estate owned expense, net	165	(370)	237	(144.6)	(30.4)
Other expense	3,853	3,304	3,169	16.6	21.6
Total noninterest expense	$18,777	$18,711	$16,191	0.4	16.0
Efficiency ratio (GAAP)	59.92%	60.06%	59.16%
Adjusted efficiency ratio (non-GAAP)[1]	58.44%	59.11%	56.49%

1 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the fourth quarter of 2018 increased $66,000, or 0.4%, compared to the third quarter of 2018 and increased $2.6 million, or 16.0%, compared to the fourth quarter of 2017.  The linked quarter increase is primarily attributable to a $535,000 increase in OREO expense, net, due to gains on sales in the third quarter of 2018, and a $549,000 increase in other expense, due to an accrual on a commercial mortgage loan escrow, as well as a reclass of $331,000 related to letter of credit origination costs from the net interest margin, partially offset by a $730,000 decrease in salary and employee benefits expense. The year over year variance is primarily attributable to the ABC Bank acquisition, which resulted in increases in salaries and employee benefits expense, occupancy, furniture and equipment expenses, computer and data processing expense, and amortization of core deposit intangibles in the fourth quarter of 2018 compared to the fourth quarter of 2017.  Partially offsetting the year over year increases noted was a reduction in OREO expense, net, as the OREO portfolio balances have declined over the past twelve months, and dispositions in the fourth quarter of 2018 resulted in net gains on OREO sales of $76,000 compared to net gains of $20,000 in the like 2017 quarter.  In addition, other expense increased in the fourth quarter of 2018 compared to the fourth quarter of 2017 due to the accruals noted above for a commercial mortgage loan escrow, and a reclass of $331,000 related to letter of credit origination costs from the net interest margin

Earning Assets

				December 31, 2018
Loans	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Commercial	$314,323	$306,407	$272,851	2.6	15.2
Leases	78,806	70,661	68,325	11.5	15.3
Real estate - commercial	820,941	804,184	750,991	2.1	9.3
Real estate - construction	108,390	112,873	85,162	(4.0)	27.3
Real estate - residential	407,068	393,598	313,397	3.4	29.9
Home equity line of credit "HELOC"	140,442	122,022	112,833	15.1	24.5
Other[1]	14,439	12,969	13,383	11.3	7.9
Total loans, excluding deferred loan costs and PCI	1,884,409	1,822,714	1,616,942	3.4	16.5
Net deferred loan costs	1,653	1,348	680	22.6	143.1
Total loans, excluding PCI	1,886,062	1,824,062	1,617,622	3.4	16.6
PCI loans, net of purchase accounting adjustments	10,965	10,887	-	0.7	N/M
Total loans	$1,897,027	$1,834,949	$1,617,622	3.4	17.3

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Total loans increased by $62.1 million at the end of the fourth quarter of 2018 compared to September 30, 2018,  and increased $279.4 million year over year.  The majority of the year over year increase is due to $227.6 million of loans recorded, net of purchase accounting adjustments, from the Company’s acquisition of ABC Bank in April 2018.  In addition, the Company experienced organic loan and lease growth in the year over year period, and also made purchases of HELOCs totaling $20.9 and $20.7 million in the first and fourth quarters of 2018, respectively.

				December 31, 2018
Securities	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Securities available-for-sale, at fair value
U.S. Treasury	$3,923	$3,854	$3,947	1.8	(0.6)
U.S. government agencies	10,951	11,703	13,061	(6.4)	(16.2)
U.S. government agency mortgage-backed	14,075	14,766	12,214	(4.7)	15.2
States and political subdivisions	274,067	272,264	278,092	0.7	(1.4)
Corporate bonds	-	-	833	-	(100.0)
Collateralized mortgage obligations	64,429	64,960	65,939	(0.8)	(2.3)
Asset-backed securities	109,514	109,173	112,932	0.3	(3.0)
Collateralized loan obligations	64,289	65,618	54,421	(2.0)	18.1
Total securities available-for-sale	$541,248	$542,338	$541,439	(0.2)	(0.0)

The investment portfolio was $541.2 million as of December 31, 2018, a decrease of $1.1 million from $542.3 million as of September 30, 2018, and an increase of $191,000 from December 31, 2017.  The portfolio composition has remained relatively static over the most recent quarter and has experienced a modest shift from collateralized mortgage obligations to issuances of states and political subdivisions since 2017.  The largely unchanged portfolio composition is due to lack of relative value among possible investment sectors and consequent opportunities to shift allocation of investments from lower return sectors to those with higher returns.  The small degree of activity that did occur in the fourth quarter of 2018 resulted in no net securities gains, compared to $13,000 of net security gains in the third quarter of 2018 and $639,000 of net securities gains for the fourth quarter of 2017.

Asset Quality

				December 31, 2018
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Nonaccrual loans	$13,741	$9,981	$14,388	37.7	(4.5)
Performing troubled debt restructured loans accruing interest	1,683	1,719	988	(2.1)	70.3
Loans past due 90 days or more and still accruing interest	917	79	248	1,060.8	269.8
Total nonperforming loans	16,341	11,779	15,624	38.7	4.6
Other real estate owned	7,175	6,964	8,371	3.0	(14.3)
Total nonperforming assets	$23,516	$18,743	$23,995	25.5	(2.0)

PCI loans, net of purchase accounting adjustments	$10,965	$10,887	$-	0.7	N/M

30-89 days past due loans	$10,989	$16,802	$5,358
Nonaccrual loans to total loans	0.7%	0.5%	0.9%
Nonperforming loans to total loans	0.9%	0.6%	1.0%
Nonperforming assets to total loans plus OREO	1.2%	1.0%	1.5%
Purchased credit-impaired loans to total loans	0.6%	0.6%	-%

Allowance for loan losses	$19,006	$19,328	$17,461
Allowance for loan losses to total loans	1.0%	1.1%	1.1%
Allowance for loan losses to nonaccrual loans	138.3%	193.7%	121.4%

N/M - Not meaningful.

Nonperforming loans consist of nonaccrual loans, performing troubled debt restructured loans accruing interest and loans 90 days or more past due and still accruing interest.  Nonperforming loans to total loans was 0.9% in the fourth quarter of 2018, 0.6% in the third quarter of 2018, and 1.0% for the fourth quarter of 2017.  Nonperforming assets to total loans plus OREO ended at 1.2% in the fourth quarter of 2018 compared to 1.0% in the third quarter of 2018, and 1.5% for the fourth quarter of 2017, reflecting stable nonperforming metrics as loan portfolio growth occurred over the last year, as well as continued OREO liquidations and write-downs recorded in 2018.  Finally, the allowance for loan and lease losses to total loans was 1.0% as of December 31, 2018, which is a slight decrease from 1.1% for the third quarter 2018 and the fourth quarter of 2017.

The following table details the accretable discount on all of the Company’s purchased loans as of December 31, 2018.

	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, October 1, 2018	$2,310	$1,218	$6,069	$9,597
Purchases	-	-	-	-
Accretion	(443)	(119)	(100)	(662)
Transfer[1]	-	-	-	-
Ending balance, December 31, 2018	$1,867	$1,099	$5,969	$8,935

1  Transfer was due to loans moved to OREO.

The allowance for loan and lease losses excludes the remaining purchase accounting credit marks recorded on the purchased loans acquired in the acquisition of ABC Bank and the Talmer branch purchase; the expected total remaining accretable discount on the purchased loans was $3.0 million as of December 31, 2018, compared to $3.5 million as of September 30, 2018, and the non-accretable discount on purchased credit impaired (PCI) loans was $6.0 million as of December 31, 2018, compared to $6.1 million as of September 30, 2018.  There were no PCI loans prior to the second quarter of 2018 acquisition of ABC Bank.

				December 31, 2018
Classified loans	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2018	2017
Commercial	$137	$353	$-	(61.2)	N/M
Leases	-	-	825	N/M	(100.0)
Real estate-commercial, nonfarm	22,661	21,008	7,262	7.9	212.0
Real estate-commercial, farm	1,222	1,241	2,486	(1.5)	(50.8)
Real estate-construction	2,610	282	376	825.5	594.1
Real estate-residential:
Investor	1,216	1,103	448	10.2	171.4
Multifamily	979	3,177	4,723	(69.2)	(79.3)
Owner occupied	4,524	5,022	5,266	(9.9)	(14.1)
HELOC	1,889	1,829	1,899	3.3	(0.5)
Other[1]	31	55	20	(43.6)	55.0
Total classified loans, excluding PCI	35,269	34,070	23,305	3.5	51.3
PCI loans, net of purchase accounting adjustments	10,965	10,887	-	0.7	N/M
Total classified loans	$46,234	$44,957	$23,305	2.8	98.4

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $46.2 million as of December 31, 2018, an increase of $1.3 million, or 2.8%, from the prior quarter, and an increase of $22.9 million, or 98.4%, from the like quarter of 2017.   The $11.0 million of PCI loans as of December 31, 2018, stems from the Company’s acquisition of ABC Bank.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	December 31,	% of	September 30,	% of	December 31,	% of
	2018	Total [2]	2018	Total [2]	2017	Total [2]
Commercial	$(13)	(1.6)	$(25)	357.1	$(12)	4.9
Leases	-	-	-	-	-	-
Consumer	-	-	-	-	47	(19.1)
Real estate-commercial, nonfarm
Owner general purpose	14	1.7	(6)	85.7	-	-
Owner special purpose	-	-	192	(2,742.9)	-	-
Non-owner general purpose	903	109.9	(22)	314.3	(37)	15.0
Non-owner special purpose	-	-	-	-	-	-
Retail properties	-	-	-	-	9	(3.7)
Total real estate-commercial, nonfarm	917	111.6	164	(2,342.9)	(28)	11.3
Real estate-construction
Homebuilder	-	-	-	-	(93)	37.8
Land	-	-	(23)	328.6	(1)	0.4
Commercial speculative	-	-	-	-	-	-
All other	-	-	(9)	128.6	(194)	78.9
Total real estate-construction	-	-	(32)	457.2	(288)	117.1
Real estate-residential
Investor	(11)	(1.3)	(18)	257.1	64	(26.0)
Multifamily	(15)	(1.8)	(11)	157.1	(13)	5.3
Owner occupied	(11)	(1.3)	(54)	771.4	18	(7.3)
Revolving and junior liens		-		-	(30)	12.2
Total real estate-residential	(37)	(4.4)	(83)	1,185.6	39	(15.8)
HELOC	(81)	(9.9)	(90)	1,285.7	-	-
Real estate-commercial, farm	-	-	-	-	-	-
Other[1]	36	4.3	59	(842.7)	(4)	1.6
Net charge-offs / (recoveries)	$822	100.0	$(7)	100.0	$(246)	100.0

1 Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended December 31, 2018, were $1.1 million compared to $372,000 for the quarter ended September 30, 2018, and $308,000 for the quarter ended December 31, 2017.  Gross recoveries were $229,000 for the quarter ended December 31, 2018, compared to $379,000 for the quarter ended September 30, 2018, and $554,000 for the like quarter of 2017. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.12 billion at December 31, 2018, which reflects a decrease of $15.7 million compared to September 30, 2018, stemming from reductions in savings, NOW, and money market accounts of $5.2 million, and time deposits of $7.7 million.  Growth in all deposit categories for December 31, 2018, compared to December 31, 2017, was driven by the Company’s acquisition of ABC Bank, which resulted in additional deposits recorded in the second quarter of 2018 of $248.5 million.

Borrowings

As of December 31, 2018, the Bank had $149.5 million outstanding in other short-term borrowings, which were primarily FHLBC advances, compared to $81.9 million in other short-term borrowings outstanding as of September 30, 2018, and $115.0 million of short-term FHLBC advances outstanding as of December 31, 2017.

The Company is indebted on senior notes totaling $44.2 million, net of deferred issuance costs, as of December 31, 2018.  The Company is also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  Notes payable and other borrowings is comprised of $15.4 million of long-term FHLBC advances acquired with the ABC Bank acquisition, with terms ranging from March 30, 2020 to February 2, 2026.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including adjusted net income, adjusted earnings per share, the presentation of net interest income and net interest margin on a fully taxable equivalent basis, and efficiency ratio calculations.  Management believes the adjusted earnings per share data is more informative for the user if the per share impact of certain activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 5.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 15 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, January 24, 2018, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on January 31, 2019, by dialing 877-481-4010, using Conference ID:  41677.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2018	2017
Assets
Cash and due from banks	$38,599	$37,444
Interest earning deposits with financial institutions	16,636	18,389
Cash and cash equivalents	55,235	55,833
Securities available-for-sale, at fair value	541,248	541,439
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	13,433	10,168
Loans held-for-sale	2,984	4,067
Loans	1,897,027	1,617,622
Less: allowance for loan and lease losses	19,006	17,461
Net loans	1,878,021	1,600,161
Premises and equipment, net	42,439	37,628
Other real estate owned	7,175	8,371
Mortgage servicing rights, net	7,357	6,944
Goodwill and core deposit intangible	21,814	8,922
Bank-owned life insurance ("BOLI")	61,544	61,764
Deferred tax assets, net	21,280	25,356
Other assets	23,473	22,776
Total assets	$2,676,003	$2,383,429

Liabilities
Deposits:
Noninterest bearing demand	$618,830	$572,404
Interest bearing:
Savings, NOW, and money market	1,040,668	967,750
Time	457,175	382,771
Total deposits	2,116,673	1,922,925
Securities sold under repurchase agreements	46,632	29,918
Other short-term borrowings	149,500	115,000
Junior subordinated debentures	57,686	57,639
Senior notes	44,158	44,058
Notes payable and other borrowings	15,379	-
Other liabilities	16,894	13,539
Total liabilities	2,446,922	2,183,079

Stockholders’ Equity
Common stock	34,720	34,626
Additional paid-in capital	119,081	117,742
Retained earnings	175,463	142,959
Accumulated other comprehensive (loss) income	(4,079)	1,479
Treasury stock	(96,104)	(96,456)
Total stockholders’ equity	229,081	200,350
Total liabilities and stockholders’ equity	$2,676,003	$2,383,429

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Interest and dividend income
Loans, including fees	$24,144	$18,535	$88,769	$70,737
Loans held-for-sale	33	28	127	123
Securities:
Taxable	2,524	2,208	9,577	10,202
Tax exempt	2,102	1,751	8,341	5,939
Dividends from FHLBC and FRBC stock	131	99	469	370
Interest bearing deposits with financial institutions	104	43	334	134
Total interest and dividend income	29,038	22,664	107,617	87,505
Interest expense
Savings, NOW, and money market deposits	670	255	2,156	950
Time deposits	1,643	1,146	5,829	4,227
Securities sold under repurchase agreements	138	7	462	17
Other short-term borrowings	512	269	1,429	741
Junior subordinated debentures	933	929	3,716	4,002
Senior notes	672	672	2,688	2,689
Notes payable and other borrowings	130	-	398	-
Total interest expense	4,698	3,278	16,678	12,626
Net interest and dividend income	24,340	19,386	90,939	74,879
Provision for loan and lease losses	500	750	1,228	1,800
Net interest and dividend income after provision for loan and lease losses	23,840	18,636	89,711	73,079
Noninterest income
Trust income	1,633	1,639	6,417	6,203
Service charges on deposits	2,044	1,765	7,328	6,720
Secondary mortgage fees	140	182	696	776
Mortgage servicing rights mark to market (loss)	(923)	(46)	(734)	(802)
Mortgage servicing income	389	448	1,939	1,778
Net gain on sales of mortgage loans	669	1,088	3,791	4,803
Securities gains, net	-	639	360	474
Increase in cash surrender value of BOLI	38	361	984	1,432
Death benefit realized on bank-owned life insurance	-	-	1,026	-
Debit card interchange income	1,141	1,069	4,420	4,200
Gain on disposal and transfer of fixed assets, net	-	-	-	10
Other income	1,371	1,039	5,126	4,778
Total noninterest income	6,502	8,184	31,353	30,372
Noninterest expense
Salaries and employee benefits	10,435	8,913	44,161	40,080
Occupancy, furniture and equipment	1,922	1,441	6,915	5,951
Computer and data processing	1,413	1,104	6,745	4,387
FDIC insurance	170	146	653	658
General bank insurance	259	251	1,040	1,031
Amortization of core deposit intangible	133	22	387	96
Advertising expense	242	412	1,567	1,505
Debit card interchange expense	38	296	940	1,329
Legal fees	147	200	835	650
Other real estate expense, net	165	237	396	2,165
Other expense	3,853	3,169	13,489	11,297
Total noninterest expense	18,777	16,191	77,128	69,149
Income before income taxes	11,565	10,629	43,936	34,302
Provision for income taxes	2,945	13,141	9,924	19,164
Net income (loss) available to common stockholders	$8,620	$(2,512)	$34,012	$15,138

Basic earnings (loss) per share	$0.29	$(0.08)	$1.14	$0.51
Diluted earnings (loss) per share	0.28	(0.08)	1.12	0.50
Dividends declared per share	0.01	0.01	0.04	0.04

Ending common shares outstanding	29,763,078	29,627,086	29,763,078	29,627,086
Weighted-average basic shares outstanding	29,758,328	29,627,086	29,728,308	29,600,702
Weighted-average diluted shares outstanding	30,343,296	30,094,960	30,308,935	30,038,417

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2017				2018
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cash and due from banks	$33,585	$39,425	$31,028	$30,972	$29,776	$36,720	$34,608	$34,915
Interest earning deposits with financial institutions	12,121	11,938	11,685	13,147	13,819	19,161	17,975	19,142
Cash and cash equivalents	45,706	51,363	42,713	44,119	43,595	55,881	52,583	54,057

Securities available-for-sale, at fair value	563,897	586,686	548,432	524,909	549,161	555,202	542,297	538,882
FHLBC and FRBC stock	7,614	7,699	8,339	8,842	8,920	8,619	8,905	10,758
Loans held-for-sale	2,670	3,616	3,244	2,744	2,353	2,868	3,220	2,617
Loans	1,484,556	1,505,572	1,550,229	1,596,928	1,600,594	1,806,209	1,839,341	1,855,283
Less: allowance for loan and lease losses	16,292	15,779	16,478	17,002	18,263	18,494	19,696	19,247
Net loans	1,468,264	1,489,793	1,533,751	1,579,926	1,582,331	1,787,715	1,819,645	1,836,036

Premises and equipment, net	38,917	38,395	38,098	37,825	37,472	41,796	42,651	42,731
Other real estate owned	13,464	12,596	10,688	8,601	7,884	7,951	7,801	7,159
Mortgage servicing rights, net	6,543	6,464	6,464	6,821	7,347	7,697	7,915	8,130
Goodwill and core deposit intangible	9,005	8,981	8,956	8,932	8,911	9,035	21,990	21,879
Bank-owned life insurance ("BOLI")	60,446	60,806	61,165	61,527	61,273	60,920	61,283	61,616
Deferred tax assets, net	52,747	48,459	45,635	41,335	26,739	26,825	27,680	25,531
Other assets	11,714	14,227	14,900	16,443	16,881	22,384	21,976	20,309
Total other assets	192,836	189,928	185,906	181,484	166,507	176,608	191,296	187,355
Total assets	$2,280,987	$2,329,085	$2,322,385	$2,342,024	$2,352,867	$2,586,893	$2,617,946	$2,629,705

Liabilities
Deposits:
Noninterest bearing demand	$525,454	$557,265	$551,768	$556,010	$554,624	$618,765	$625,982	$634,611
Interest bearing:
Savings, NOW, and money market	969,609	977,796	958,926	958,808	970,998	1,059,601	1,064,801	1,045,744
Time	394,388	392,779	389,037	383,011	382,422	460,909	467,933	461,677
Total deposits	1,889,451	1,927,840	1,899,731	1,897,829	1,908,044	2,139,275	2,158,716	2,142,032

Securities sold under repurchase agreements	29,805	35,652	32,800	27,664	40,275	44,655	46,850	44,628
Other short-term borrowings	56,111	58,572	72,065	84,728	87,444	58,199	55,119	83,588
Junior subordinated debentures	57,597	57,609	57,621	57,633	57,645	57,657	57,669	57,681
Senior Notes	43,978	43,995	44,021	44,046	44,071	44,096	44,121	44,146
Notes payable and other borrowings	-	-	-	-	-	19,795	20,768	17,987
Other liabilities	25,061	18,047	19,395	26,037	13,969	15,679	20,142	17,108
Total liabilities	2,102,003	2,141,715	2,125,633	2,137,937	2,151,448	2,379,356	2,403,385	2,407,170

Stockholders' equity
Common stock	34,451	34,577	34,626	34,626	34,647	34,717	34,717	34,717
Additional paid-in capital	116,747	117,077	117,340	117,607	117,734	117,793	118,366	118,800
Retained earnings	131,631	136,384	142,657	148,863	147,309	155,553	162,486	172,363
Accumulated other comprehensive loss	(7,692)	(4,310)	(1,415)	(553)	(1,871)	(4,232)	(4,714)	(7,204)
Treasury stock	(96,243)	(96,358)	(96,456)	(96,456)	(96,400)	(96,294)	(96,294)	(96,141)
Total stockholders' equity	178,894	187,370	196,752	204,087	201,419	207,537	214,561	222,535
Total liabilities and stockholders' equity	$2,280,897	$2,329,085	$2,322,385	$2,342,024	$2,352,867	$2,586,893	$2,617,946	$2,629,705

Total Earning Assets	$2,070,858	$2,115,511	$2,121,929	$2,146,570	$2,174,847	$2,392,059	$2,411,738	$2,426,682
Total Interest Bearing Liabilities	1,551,488	1,566,403	1,554,470	1,555,890	1,582,855	1,744,912	1,757,261	1,755,451

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2017				2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Interest and Dividend Income
Loans, including fees	$16,609	$17,385	$18,208	$18,535	$18,732	$22,512	$23,377	$24,144
Loans held-for-sale	24	37	34	28	24	35	39	33
Securities:
Taxable	2,963	2,607	2,424	2,208	2,170	2,392	2,491	2,524
Tax exempt	912	1,648	1,628	1,751	2,061	2,114	2,064	2,102
Dividends from FHLB and FRBC stock	85	92	94	99	106	111	121	131
Interest bearing deposits with financial institutions	23	31	37	43	49	97	84	104
Total interest and dividend income	20,616	21,800	22,425	22,664	23,142	27,261	28,176	29,038
Interest Expense
Savings, NOW, and money market deposits	223	233	239	255	344	501	642	670
Time deposits	979	1,025	1,077	1,146	1,175	1,444	1,568	1,643
Securities sold under repurchase agreements	2	4	4	7	79	104	140	138
Other short-term borrowings	106	146	220	269	329	276	311	512
Junior subordinated debentures	1,084	1,059	930	929	927	927	930	933
Senior notes	673	672	672	672	672	672	672	672
Notes payable and other borrowings	-	-	-	-	-	95	173	130
Total interest expense	3,067	3,139	3,142	3,278	3,526	4,019	4,436	4,698
Net interest and dividend income	17,549	18,661	19,283	19,386	19,616	23,242	23,740	24,340
Provision (release) for loan and lease losses	-	750	300	750	(722)	1,450	-	500
Net interest and dividend income after provision (release) for loan and lease losses	17,549	17,911	18,983	18,636	20,338	21,792	23,740	23,840
Noninterest Income
Trust income	1,458	1,638	1,468	1,639	1,495	1,645	1,644	1,633
Service charges on deposits	1,618	1,615	1,722	1,765	1,592	1,769	1,923	2,044
Secondary mortgage fees	176	223	195	182	162	195	199	140
Mortgage servicing rights mark to market (loss) gain	(133)	(429)	(194)	(46)	305	(105)	(11)	(923)
Mortgage servicing income	435	444	451	448	452	627	471	389
Net gain on sales of mortgage loans	1,147	1,473	1,095	1,088	917	1,240	965	669
Securities (loss) gain, net	(136)	(131)	102	639	35	312	13	-
Increase in cash surrender value of BOLI	359	350	362	361	248	351	347	38
Death benefit realized on bank-owned life insurance	-	-	-	-	1,026	-	-	-
Debit card interchange income	975	1,081	1,075	1,069	1,012	1,132	1,135	1,141
(Loss) gain on disposal and transfer of fixed assets	(2)	12	-	-	-	-	-	-
Other income	1,131	1,041	1,567	1,039	1,261	1,366	1,128	1,371
Total noninterest income	7,028	7,317	7,843	8,184	8,505	8,532	7,814	6,502
Noninterest Expense
Salaries and employee benefits	10,573	10,545	10,049	8,913	10,207	12,355	11,165	10,435
Occupancy, furniture and equipment	1,566	1,462	1,482	1,441	1,558	1,652	1,782	1,922
Computer and data processing	1,090	1,112	1,081	1,104	1,344	2,741	1,247	1,413
FDIC insurance	148	165	199	146	156	165	162	170
General bank insurance	270	264	246	251	251	299	230	259
Amortization of core deposit intangible	25	25	24	22	21	97	136	133
Advertising expense	386	452	255	412	341	492	492	242
Debit card interchange expense	349	399	285	296	281	301	320	38
Legal fees	104	184	162	200	159	286	243	147
Other real estate expense, net	709	539	680	237	173	429	(370)	165
Other expense	2,834	2,839	2,455	3,169	2,863	3,469	3,304	3,853
Total noninterest expense	18,054	17,986	16,918	16,191	17,354	22,286	18,711	18,777
Income before income taxes	6,523	7,242	9,908	10,629	11,489	8,038	12,843	11,565
Provision for income taxes	2,096	2,096	1,831	13,141	2,000	1,777	3,201	2,945
Net income (loss)	$4,427	$5,146	$8,077	$(2,512)	$9,489	$6,261	$9,642	$8,620

Basic earnings (loss) per share	$0.15	$0.17	$0.27	$(0.08)	$0.32	$0.21	$0.32	$0.29
Diluted earnings (loss) per share	0.15	0.17	0.27	(0.08)	0.31	0.21	0.32	0.28
Dividends paid per share	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	December 31, 2018		September 30, 2018		December 31, 2017
	Amount	Per share	Amount	Per Share	Amount	Per Share
Adjusted Net Income and adjusted diluted earnings per share (EPS), excluding certain items
Net income (GAAP)	$8,620	$0.28	$9,642	$0.32	$(2,512)	$(0.08)
(Less) / Add:
Acquisition related costs, net, after tax	89	0.01	(61)	(0.00)	-	-
Impact of federal tax reform	-	-	-	-	9,475	0.31
Adjusted net income, excluding certain items	$8,709	$0.29	$9,581	$0.32	$6,963	$0.23

	Quarters Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net Interest Margin
Interest income (GAAP)	$29,038	$28,176	$22,664	$107,617	$87,505
Taxable-equivalent adjustment:
Loans	5	5	22	26	90
Securities	559	548	943	2,217	3,198
Interest income (TE)	29,602	28,729	23,629	109,860	90,793
Interest expense (GAAP)	4,698	4,436	3,278	16,678	12,626
Net interest income (TE)	$24,904	$24,293	$20,351	$93,182	$78,167
Net interest income (GAAP)	$24,340	$23,740	$19,386	$90,939	$74,879
Average interest earning assets	$2,426,682	$2,411,738	$2,146,570	$2,352,187	$2,113,947
Net interest margin (GAAP)	3.98%	3.91%	3.58%	3.87%	3.54%
Net interest margin (TE)	4.07%	4.00%	3.76%	3.96%	3.70%

	Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Efficiency Ratio
Noninterest expense	$18,777	$18,711	$16,191
Less amortization of core deposit	133	136	22
Less other real estate expense, net	165	(370)	237
Less acquisition related costs	119	(82)	65
Adjusted noninterest expense	$18,360	$19,027	$15,867

Net interest income (GAAP)	$24,340	$23,740	$19,386
Taxable-equivalent adjustment:
Loans	5	5	22
Securities	559	548	943
Net interest income (TE)	24,904	24,293	20,351
Noninterest income	6,502	7,814	8,184
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	10	92	194
Noninterest income (TE)	6,512	7,906	8,378
Less securities gain (loss), net	-	13	639
Adjusted noninterest income, plus net interest income (TE)	$31,416	$32,186	$28,090
Efficiency ratio (GAAP)	59.92%	60.06%	59.16%
Adjusted efficiency ratio (non-GAAP)	58.44%	59.11%	56.49%